9/17/86
                              EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SUN MICROSYSTEMS, INC.


     1.  The  name  of  the   corporation   is  Sun   Microsystems,   Inc.  (the
"Corporation").

     2. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. (a) This corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock". The total number of shares which this corporation shall have authority to issue is Eighty-Five Million (85,000,000), of which Seventy-Five Million (75,000,000) shall be Common Stock and Ten Million (10,000,000) shall be Preferred Stock. The aggregate par value of all shares of Common Stock is $50,250 and the par value of each such share is $.00067. The aggregate par value of all shares Preferred Stock is $10,000, and the par value of each share is $.001.

         (b) The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of the Article 2, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

     (i) The number of shares constituting that series and the distinctive designation of that series;

     (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be reedeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series.

     5. The name and mailing address of the incorporator are as follows:


                                Judith M. O'Brien
                       Wilson, Sonsini, Goodrich & Rosati
                         Two Palo Alto Square, Suite 900
                               Palo Alto, CA 94306

     6. The Corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

     8. The number of directors which will constitute the whole Board of Directors of the Corporation shall be as specified in the By-Laws of the Corporation.

     9. The election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

     10. At all elections of directors of the corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

     11. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     12. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article 12, nor the adoption of any provision of this Certification of Incorporation inconsistent with this Article 12 in respect of any matter occuring, or any cause of action, suit or claim that, but for this
Article 12, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     13. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

     14. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of September, 1986.


                                       /s/ Judith M. O'Brien
                                       -----------------------------
                                       Judith M. O'Brien




164JOB-1275
09/15/86

                                                                         6-30-87

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             SUN MICROSYSTEMS, INC.
                (Originally incorporated on September 17, 1986)


     1.  The  name  of  the   corporation   is  Sun   Microsystems,   Inc.  (the
"Corporation").

     2. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Steet, in the City of Willmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. (a) This Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock". The total number of shares which this corporation shall have authority to issue is One Hundred Thirty-Five Million (135,000,000), of which One Hundred Twenty-Five Million (125,000,000) shall be Common Stock with a par value of $.00067 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $.001 per share.

     (b) The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

         (i) The number of shares constituting that series and the distinctive designation of that series;

         (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be reedeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series.

         (vii) Any other relative or participating rights, preferences and limitations of that series.

     5. The name and mailing address of the incorporator are as follows:


                                Judith M. O'Brien
                       Wilson, Sonsini, Goodrich & Rosati
                         Two Palo Alto Square, Suite 900
                               Palo Alto, CA 94306

     6. The Corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

     8. The number of directors which will constitute the whole Board of Directors of the Corporation shall be as specified in the By-laws of the Corporation.

     9. At all elections of directors of the Corporation, each holder of stock or of any class or classes or of a series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single candidate or may distribute them among the number to be elected, or for any two or more of them as he may see fit.

     10. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     11. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article 11, nor the adoption of any provision of this Certification of Incorporation inconsistent with this Article 11, shall eliminate or reduce the effect of this Article 11 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 11, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. This Certificate of Incorporation may not be amended to eliminate Section 9 hereof or to divide the directors of the Corporation who are elected by the holders of Common Stock and any Preferred Stock entitled to vote generally with the holders of Common Stock in elections of directors, into two or three classes without the approval of holders of seventy-five percent (75%) of the outstanding shares of the Corporation entitled to vote thereon.

     13. Elections for directors need not be by ballot unless a stockholder demands election by ballot at the meeting and before the voting begins or unless the By-laws so require.

     I, THE UNDERSIGNED, this 23rd day of June, 1987, being the sole incorporator of Sun Microsystems, Inc., do hereby certify that the Corporation has not received any payment for any of its stock and that this Restated Certificate of Incorporation has been adopted in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware.


                                   /s/ Judith M. O'Brien
                                   -----------------------------------
                                   Judith M. O'Brien

                             CERTIFICATE OF MERGER

                                       OF

                             SUN MICROSYSTEMS, INC.
                            A CALIFORNIA CORPORATION

                                      INTO

                             SUN MICROSYSTEMS, INC.


     The undersigned corporation does hereby certify:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

         NAME                         STATE OF INCORPORATION
         ----                         ----------------------
Sun Microsystems, Inc.                       California

Sun Microsystems, Inc.                       Delaware

     SECOND: That an Agreement and Plan of Merger (the "Merger Agreement") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware and that the effective time of the merger shall be noon eastern standard time on the day on which this Certificate is filed with the Secretary of State of the State of Delaware.

     THIRD: That the name of the surviving corporation of the merger is Sun Microsystems, Inc., a Delaware corporation.

     FOURTH: That the Restated Certificate of Incorporation of Sun Microsystems, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

     FIFTH: That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 2550 Garcia Avenue, Mountain View, California 94043.

     SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: That the authorized capital stock of Sun Microsystems, Inc., a California corporation, is 125,000,000 shares of Common Stock, $.00067 par value, and 10,000,000 shares of Preferred Stock, $.001 par value.


                                       SUN MICROSYSTEMS, INC.
                                       a Delaware corporation


                                       By: /s/ Scott G. McNealy
                                          --------------------------------------
                                          Scott G. McNealy, President


ATTEST:


/s/ Robert G. Smith
---------------------------------------
Robert G. Smith, Assistant Secretary


2SUN:004

                                                                         12/7/89


                            CERTIFICATE OF AMENDMENT
                         OF THE RESTATED CERTIFICATE OF
                                INCORPORATION OF
                             SUN MICROSYSTEMS, INC.


         William J. Raduchel and Michael H. Morris certify that:

1.       They  are  the  Vice  President,   Chief  Financial  Officer  and  Vice
         President, General Counsel and Corporate Secretary, respectively, of Sun Microsystems, Inc., a Delaware corporation.

2. So much of Section (a) of Article 4 of the Restated Certificate of Incorporation of this Corporation as now reads:

               "This Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock". The total number of shares which this corporation shall have authority to issue is One Hundred Thirty Five Million (135,000,000), of which One Hundred Twenty Five Million (125,000,000) shall be Common Stock with a par value of $.00067 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $.001 per share."


         is amended to read as follows:

               "This Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock". The total number of shares which this corporation shall have authority to issue is Three Hundred Ten Million (310,000,000), of which Three Hundred Million (300,000,000) shall be Common Stock with a par value of .00067 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $.001 per share.

3. The foregoing Certificate of Amendment of the Restated Certificate of Incorporation has been duly approved by the Board of Directors.

4. The foregoing Certificate of Amendment of the Restated and Amended Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 242 of the Delaware Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 85,177,733. No shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock.

         We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

         Executed at Mountain View, California, this 6th day of December, 1989.




                                      /s/ William J. Raduchel
                                      ------------------------------
                                      William J. Raduchel


                        ATTEST:

                                      /s/ Michael H. Morris
                                      ------------------------------
                                      Michael H. Morris

                            CERTIFICATE OF AMENDMENT
                         OF THE RESTATED CERTIFICATE OF
                                INCORPORATION OF
                             SUN MICROSYSTEMS, INC.


         Michael E. Lehman and Michael H. Morris, certify that:


1.       They  are  the   Vice-President,   Chief  Financial  Officer  and  Vice
President, General Counsel and Corporate Secretary, respectively, of Sun Microsystems, Inc., a Delaware corporation.

2. So much of Section (a) of Article 4 of the Restated Certificate of Incorportion of this Corporation as now reads.

         "This Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock". The total number of shares which this corporation shall have authority to issue is Three Hundred Ten Million (310,000,000), of which Three Hundred Million (300,000,000) shall be Common Stock with a par value of $.00067 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $.001 per share."

         is amended to read as follows:

         "The Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock". The total number of shares which this corporation shall have authority to issue is Nine Hundred Fifty Million (950,000,000), of which Nine Hundred Forty Million (940,000,000) shall be Common Stock with a par value of $.00067 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $.001 per share."

3. The foregoing Certificate of Amendment of the Restated Certificate of Incorporation has been duly approved by the Board of Directors.

4. The foregoing Certificate of Amendment of the Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 242 of the Delaware Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 183,648,532. No shares of Preferred Stock are outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock.

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and the Certificate of Amendment to be signed by Michael E. Lehman, its Vice President, Chief Financial Officer and attested by Michael H. Morris, its Vice President, General Counsel and Corporate Secreatary, this 13th day of November, 1996.



                                   SUN MICROSYSTEMS, INC.


       [Corporate Seal]            /s/ Michael E. Lehman
                                   ------------------------------
                                   Michael E. Lehman


                ATTEST:            /s/ Michael H. Morris
                                   ------------------------------
                                   Michael H. Morris